UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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Piedmont Lithium Inc.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Piedmont Lithium Inc. intends to send the following communication to certain of its shareholders:

Subject: Reminder: Vote Now on Upcoming Piedmont and Sayona Merger  - Deadline Approaching

Hi [ ],

You may have seen Piedmont's press release this morning, but I wanted to reach out directly with a reminder that the deadline to vote on the proposed merger is the end of day on Wednesday, July 30, 2025. Your vote is important to help us reach the required quorum for the upcoming shareholder meeting which requires that a majority of Piedmont's outstanding shares are voted.

We are pleased to share that votes received so far are overwhelmingly in favor of the merger, and the leading independent proxy advisory firms have also recommended that shareholders vote FOR the transaction.

If you haven't already voted, we encourage you to do so as soon as possible. Every vote counts, regardless of the number of shares you own.

Thank you for your continued support.